Exhibit 10.8

$100,000,000

FACILITY AGREEMENT

dated 28 May 2009

for

WESTWAY GROUP, INC.
WESTWAY HOLDINGS NETHERLANDS BV
as borrowers

WESTWAY GROUP, INC.
as guarantor

with

E D & F MAN TREASURY MANAGEMENT PLC
as lender

INTERIM FACILITY AGREEMENT

THIS AGREEMENT is made on 28 May 2009

BETWEEN

(1)                          WESTWAY GROUP, INC. as borrower (the “Company”);

(2)                          WESTWAY HOLDINGS NETHERLANDS BV as borrower (“Westway Netherlands”, together with the Company as borrower, the “Borrowers”);

(3)                          WESTWAY GROUP, INC. as guarantor in respect of the obligations of Westway Netherlands (the “Guarantor”); and

(4)                          E D & F MAN TREASURY MANAGEMENT PLC as lender (the “Lender”).

IT IS AGREED as follows:

1.                               DEFINITIONS -

1.1                         In this Agreement:

“Applicable Rate” means:

(a)                          in relation to any amount in the Base Currency or an Optional Currency in respect of which LIBOR exists, LIBOR; and

(b)                         in relation to any amount in any other Optional Currency in respect of which LIBOR does not exist, the rate nominated by the Lender representing the average cost to the Lender of funding that amount in that Optional Currency from whatever source it may reasonably select.

“Available Facility” means the amount of the Facility minus (a) the amount of any outstanding Loans; and (b) in relation to any proposed utilisation, the amount of any Loans that are due to be made on or before the proposed utilisation date.

“Availability Period” means the period from and including the date of this Agreement to and including the date falling 30 days after the date of this Agreement (or if that date is not a Business Day, the next Business Day).

“Base Rate” means dollars.

“Base Currency Amount” means, in relation to a Loan, the amount specified in the utilisation request delivered by a Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at an exchange rate nominated by the Lender on the date which is three Business Days before the utilisation date or, if later, on the date the Lender receives the utilisation request).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Amsterdam and New York.

“Facility” means the loan facility in an aggregate amount of $100,000,000 made available under this Agreement to the extent not cancelled or reduced under this Agreement.

“Finance Document” means this Agreement and any other document designated as a “Finance Document” by the Lender and the Company.

“Group” means the Guarantor and its Subsidiaries for the time being.

“Increased Costs” means:

(a)                         a reduction in the rate of return from the Facility or on Lender’s (or its affiliate’s) overall capital;

(b)                        an additional or increased cost; or

(c)                         a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by the Lender or any of its affiliates to the extent that it is attributable to the Lender having entered into a commitment or funding or performing its obligations under any Finance Document.

“LIBOR” means, in relation to any amount in a relevant currency on which interest for a given period is to accrue, the applicable screen rate as at 11.00 a.m. on a relevant calculation date for the offering of deposits of that amount in that currency for one month and the “screen rate” means the British Bankers’ Association Interest Settlement Rate for that currency for one month displayed on pages “LIBOR01” and “LIBOR02” of the Reuters screen.

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

“Margin” means 3.50 per cent. per annum.

“Obligor” means a Borrower or the Guarantor.

“Optional Currency” means any currency other than the Base Currency as agreed by the Lender.

“Party” means a party to this Agreement.

“Permanent Facility Agreement” means a $100,000,000 facility agreement which will be entered into by the Parties to replace this Agreement incorporating arm’s length financing terms typically seen in the London market for corporate loans to obligors such as the Obligors.

“Subsidiary” means a subsidiary within the meaning of section 1159 of the Companies Act 2006 of England and Wales.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

2.                               LOANS

2.1                         A Borrower may utilise the Facility by delivering a written request to the Lender no later than 1 p.m. (London time) on the third Business Day prior to the proposed utilisation date, or in such other form and with such lesser notice as the Lender may agree. The currency of a loan specified in a request shall be the Base Currency, unless the Lender agrees otherwise.

2.2                         On receipt of a valid Borrower’s request pursuant to Clause 2.1, the Lender agrees, subject to the maximum aggregate amount of the Facility, that it shall make the requested Loan to the relevant Borrower at the time and in the amount specified in such request provided that no demand for repayment has been made by the Lender prior to such Loan being made.

2.3                         Each Borrower shall apply all amounts borrowed by it under the Facility towards its general corporate purpose.

3.                               INTEREST

3.1                         Interest shall be payable on the date of repayment of each Loan on the amount of that Loan outstanding at the rate per annum which is the sum of the Margin and the Applicable Rate and shall be calculated on the basis of the number of days elapsed and a 360 day year or, in any case where the practice in the relevant interbank market (as nominated by the Lender for the purpose of calculating the Applicable Rate) differs, in accordance with that market practice.

3.2                         If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is one per cent. higher than the rate referred to in Clause 3.1 above.

4.                               REPAYMENT

Each Borrower which has drawn a Loan shall repay that Loan (together with all interest accrued thereon) upon the earlier of: (i) the date falling 30 days after the making of that Loan (or if that day is not a Business Day, the next Business Day); (ii) the end of the Availability Period; and (iii) a Lender’s demand for repayment at any time, or as otherwise agreed between that Borrower and the Lender. The Borrowers shall have no right to prepay any Loan without the prior consent of the Lender.

5.                               FEES

5.1                         Commitment Fees - The Borrowers shall pay to the Lender a fee in the Base Currency computed at the rate of 1.4 per cent per annum on the Available Facility for the Availability Period and shall be jointly and severally liable for this fee.  The accrued commitment fee is payable on the last day of each successive period of one month which ends during the Availability Period, on the last day of the Availability Period and upon any repayment following a Lender’s demand pursuant to Clause 4(iii).

5.2                         Up-front fee - The Borrowers shall pay to the Lender a fee in the Base Currency computed at the rate of 1.5 per cent of the uncancelled amount of the Facility on the day falling 180 days after the date of this Agreement and shall be jointly and severally liable for this fee.

6.                               GUARANTEE

6.1                         Guarantee and indemnity - In consideration for the Lender agreeing to make Loans in accordance with this Agreement, the Guarantor irrevocably and unconditionally:

6.1.1                           guarantees to the Lender punctual performance by Westway Netherlands of all its obligations under the Finance Documents;

6.1.2                           undertakes with the Lender that whenever Westway Netherlands does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

6.1.3                           indemnifies the Lender immediately on demand against any cost, loss or liability suffered by the Lender if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal.  The amount of the cost, loss or liability shall be equal to the amount which the Lender would otherwise have been entitled to recover.

6.2                         Continuing guarantee - This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by Westway Netherlands under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

6.3                         Reinstatement - If any payment by any Obligor or any discharge given by the Lender (whether in respect of the obligations of any Borrower or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

6.3.1                           the liability of each Borrower shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

6.3.2                           the Lender shall be entitled to recover the value or amount of that security or payment from each Borrower, as if the payment, discharge, avoidance or reduction had not occurred.

6.4                         Waiver of defences - The obligations of the Guarantor under this Clause 6 will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 6 (without limitation and whether or not known to it or the Lender) including:

6.4.1                          any time, waiver or consent granted to, or composition with, any Obligor or other person;

6.4.2                          the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

6.4.3                          the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

6.4.4                          any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

6.4.5                          any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case however fundamental and of whatever nature, and whether or not more onerous) or replacement of a Finance Document or any other document or security;

6.4.6                          any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

6.4.7                          any insolvency or similar proceedings.

6.5                         Guarantor Intent - Without prejudice to the generality of Clause 6.4 (Waiver of Defences), the Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

6.6                         Immediate recourse - The Guarantor waives any right it may have of first requiring the Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 6.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

6.7                         Appropriations - Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, the Lender (or any trustee or agent on its behalf) may:

6.7.1                          refrain from applying or enforcing any other moneys, security or rights held or received by the Lender (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

6.7.2                          hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Clause 6.

6.8                           Deferral of Guarantor’s rights - Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Lender otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

6.8.1                          to be indemnified by a Borrower;

6.8.2                          to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents; and/or

6.8.3                          to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by the Lender.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Lender by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Lender and shall promptly pay or transfer the same to the Lender.

6.9                         Additional security - This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Lender.

7.                               INDEMNITIES

7.1                         The Borrowers shall, on a joint and several basis, within three Business Days of a demand by the Lender pay for the account of the Lender:

7.1.1                           an amount equal to the loss, liability or cost which the Lender determines will be or has been (directly or indirectly) suffered for or on account of Tax by the

Lender in respect of a Finance Document or the transactions occurring under such Finance Document;

7.1.2                           the amount of any Increased Costs incurred by the Lender of any of its affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement; and

7.1.3                           the amount of all documented out of pocket costs and expenses (including, but not limited to, legal fees) reasonably incurred by the Lender in connection with:

(a)                   the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement and any other Finance Documents executed after the date of this Agreement;

(b)                  responding to, evaluating, negotiating or completing with any Borrower’s request to amend, waive or consent to any conditions to, this Agreement; and

(c)                   the enforcement of, or the preservation of any rights under, any Finance Document.

7.2                           The Borrowers shall, on a joint and several basis, within three Business Days of a demand by the Lender indemnify the Lender against any cost, loss or liability incurred by the Lender as a result of:

7.2.1                          a failure by an Obligor to pay any amount due under a Finance Document on its due date;

7.2.2                          funding, or making arrangements to fund, a Loan requested by a Borrower in a utilisation request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by the Lender);

7.2.3                          investigating any event which is reasonably believes is a default;

7.2.4                          acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; and

7.2.5                          any reasonable steps taken by the Lender (in consultation with the Company) to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, the Finance Documents.

7.3                           If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which the Sum is payable into another currency (the “Second Currency”) for the purpose of:

7.3.1        making or filing a claim or proof against that Obligor; or

7.3.2        obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Obligors shall as an independent obligation, within three Business Days of demand, jointly and severally indemnify the Lender against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert the Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to the Lender at the time of its receipt of that Sum.

7.4                           Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

8.                                 CURRENCY

8.1                           Subject to Clause 8.2 to 8.5 below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

8.2                           A repayment of any amount due under any Finance Document shall be made in the currency in which that amount is denominated on its due date.

8.3                           Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

8.4                           Each payment in respect of costs, expenses, liability or Taxes shall be made in the currency in which the costs, expenses, liability or Taxes are incurred.

8.5                           Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

9.                               PAYMENTS

9.1                         Unless required by law and unless the Obligors and the Lender agree otherwise, all payments made by an Obligor hereunder shall be made free and clear of and without any deduction for or on account of any tax, set-off or counterclaim.

9.2                         If a deduction is required by law to be made by an Obligor from a payment under a Finance Document, the amount of the payment due from that Obligor shall be increased to an amount which (after making such deduction) leaves an amount equal to the payment which would have been due if no such deduction has been required.

10.                         MISCELLANEOUS

10.1                   No Party may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

10.2                   Any term of the Finance Documents may be amended or waived only in writing with the consent of the Lender and each of the Obligors.

10.3                   A party who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10.4                   Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

10.5                   The Lender hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act, the Lender is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow the Lender to identify such Obligor in accordance with the USA Patriot Act.

10.                         GOVERNING LAW AND JURISDICTION

10.1                   This Agreement shall be governed by English law and the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or the consequences of its nullity) (a “Dispute”).

10.2                   The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

11.                         PERMANENT FACILITY AGREEMENT

11.1                   Each Party hereby agrees and acknowledges that this Agreement is being entered into on the common understanding that an English law governed Permanent Facility Agreement will replace it as soon as reasonably practicable.  To this end, each of the Parties hereby agrees that it will:

11.1.1                    continue to expeditiously negotiate the Permanent Facility Agreement in good faith with a view to agreeing its terms and conditions, which will include, inter alia, normal representations, warranties, covenants, events of default; and other terms consistent with normal practice in the London market for corporate loans to obligors such as the Obligors; and

11.1.2                    execute the Permanent Facility Agreement in full replacement of this Agreement as soon as reasonably practicable once it has been agreed and in any case, prior to the date falling 30 days from the date of this Agreement, provided that the Lender will not be obliged to enter into the Permanent Facility Agreement if any of the Obligors are in default of this Agreement.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

The Company as Borrower

WESTWAY GROUP, INC.

By:	/s/ Thomas A. Masilla, Jr.

Address:	365 Canal Street, Suite 2900, New Orleans, LA 70130, USA

Fax:	(504) 522-1638

Westway Netherlands as Borrower

WESTWAY HOLDINGS NETHERLANDS BV

By:	/s/ Francis P. Jenkins III

Address:

Fax:

The Guarantor

WESTWAY GROUP, INC.

By:	/s/ Peter J.M. Harding

Address:	365 Canal Street, Suite 2900, New Orleans, LA 70130, USA

Fax:	(504) 522-1638

The Lender

E D & F MAN TREASURY MANAGEMENT PLC

By:	/s/ Molly W. Harvey

Address:	Cottons Centre, Hay’s Lane, London SE1 2QE, U.K.

Fax:	0044-207-089-8430